Exhibit 10.3

Amendment Two to Lease Agreement

THIS AMENDMENT to Lease made and entered into the 7th day of November 2005, by and between Centurion Southwest, LLC as “Landlord”, and Sento Corporation as “Tenant”, of which this Amendment to Lease is made a part, is hereby amended and supplemented as follows:

WITNESSETH

WHEREAS, Landlord leased certain premises in the Compass Bank Plaza, 505 Marquette Avenue NW, in the City of Albuquerque, County of Bernalillo, State of New Mexico, to Tenant, pursuant to that certain Lease dated the 19th of September 2005 and Amendment One to Lease Agreement dated September 30th 2005 with Sento Corporation, and scheduled to expire December 31, 2010, the premises being more particularly described therein;

NOW, THEREFOR, in consideration of these premises and the agreement of each other, Landlord and Tenant agree that the said lease shall be and the same is hereby further amended as the above date as follows:

1.               Tenant will lease an additional 7,527 rentable square feet on the 13th floor.

2.               Section 1.2 of the Master Lease shall be restated to:

Area of Premises:  45,162 rentable square feet.

3.               Section 1.3 of the Master Lease shall be restated to:

Tenant’s Percentage Share: a.) 9.72% in November 2005 b.) 16.20% in December 2005, and c.) 19.44% starting February 2006 (said Percentage Share shall be adjusted in the event the rentable area of the Building is increased or decreased).

Based upon Premises of a.) 22,581 rentable square feet in November 2005, b.) 37,635 rentable square feet in December 2005, and c.) 45,162 rentable square feet starting in February 2006 in a Building of 232,326 rentable square feet.

4.               Section 1.4 of the Master Lease shall be restated to:

Commencement Date of Lease:  The latter of the dates per the table below or substantial completion of Tenant Improvements and receipt of a Certificate of Occupancy from the local municipal authority.

Occupancy Date
	First Half	Second Half
Floor 7	2-Nov-05	1-Dec-05
Floor 13	7-Nov-05	13-Feb-06
Floor 15	7-Nov-05	19-Dec-05

All terms and conditions of the Master Lease dated the 19th of September 2005 shall apply, including base rent, prorated free rent, lease expiration, and a prorated furniture and tenant improvement allowance.  Proration shall be applied to the free rent and tenant improvement allowance and furniture allowance per the following schedule:

	Pro-Ration Schedule
	First Half	Second Half
Floor 7	1.0000	0.9839
Floor 13	0.9960	0.9435
Floor 15	0.9960	0.9718

5.               Paragraph 2 from Amendment One to Lease Agreement is null and void.  The entirety of the 7th floor will be occupied as specified above.

6.               Section 1.6 and 1.7 of the Master Lease shall be restated to:

Base Rent: $14.50 per rentable square foot per year payable in equal monthly installments in the following manner:

	Occupancy Date			Pro-Rated Days of Free Rent			Rent Commencement
	First Half	Second Half		First Half	Second Half		First Half	Second Half
Floor 7	2-Nov-05	1-Dec-05	Floor 7	75.00	73.79	Floor 7	16-Jan-06	12-Feb-06
Floor 13	7-Nov-05	13-Feb-06	Floor 13	74.70	70.77	Floor 13	20-Jan-06	24-Apr-06
Floor 15	7-Nov-05	19-Dec-05	Floor 15	74.70	72.88	Floor 15	20-Jan-06	1-Mar-06

	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06
Floor 7	$0.00	$0.00	$4,244.39	$14,035.62	$18,190.25	$18,190.25	$18,190.25
Floor 13	$0.00	$0.00	$2,820.22	$9,095.13	$9,095.13	$10,681.88	$18,190.25
Floor 15	$0.00	$0.00	$2,820.22	$9,095.13	$18,190.25	$18,190.25	$18,190.25
	$0.00	$0.00	$9,884.84	$32,225.87	$45,475.63	$47,062.38	$54,570.75

Period			Lease Rate
From	Through	Square Feet	Per SqFt	Monthly	Annually
05/01/06 -	10/31/06	45,162	14.50	54,570.75	654,849.00
11/01/06 -	10/31/07	45,162	14.79	55,662.17	667,945.98
11/01/07 -	10/31/08	45,162	15.09	56,775.41	681,304.90
11/01/08 -	10/31/09	45,162	15.39	57,910.92	694,931.00
11/01/09 -	10/31/10	45,162	15.70	59,069.13	708,829.62
11/01/10 -	12/31/10	45,162	16.01	60,250.52	723,006.21

Landlord acknowledges $36,380.50 previously paid to landlord as “First Month’s Rent”, plus $18,190.25 paid as a part of this lease amendment for a total of $54,570.75 as consideration for first month’s rent.  This sum shall be taken as a credit to the months of January, February, and March 2006.  This means that there shall be no rent actually paid in January or February, and March 2006 rent shall be $33,015.58 and in April actual rent paid will revert to the schedule above of $47,062.38.

7.               Section 1.11 shall be restated to:

Parking Spaces:  66 spaces total.  Building parking ratio is 1.4: 1000 rentable square feet.  Tenant shall be entitled to additional parking at said ratio on all future expansions.

8.               Should Tenant continue to expand in Compass Bank Plaza per Paragraph 45 “Right of First Refusal” of the Master Lease, all terms and conditions of the Master Lease shall apply to these additional premises expansions, including base rent, lease expiration, prorated free rent, and a prorated furniture and tenant improvement allowance.

LANDLORD:	TENANT:

Centurion Southwest, LLC	Sento Corporation
By:	By:	Patrick F. O’Neal
Its:	Its:	President and CEO